UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CROSSROADS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On May 3, 2013, the registrant filed a Current Report on Form 8-K disclosing the election of two additional directors to the registrant’s Board of Directors, the notice from two current directors that they would not be standing for re-election at the registrant’s 2013 Annual Meeting of Stockholders and an update on the scheduling of the Annual Meeting.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

Form 8-K

_____________

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): April 29, 2013

_____________

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15331	74-2846643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North Mo-Pac Expressway

Austin, Texas 78759

(Address of Principal Executive Offices, including Zip Code)

(512) 349-0300

(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, the Board of Directors of Crossroads Systems, Inc. (the “Company”) elected Richard K. Coleman, Jr. and Jeffrey E. Eberwein as directors of the Company. Steven Ledger, Chairman of the Board of the Company, and Joseph A. Hartnett, a director of the Company, have each notified the Company that they will not be standing for re-election at the Company’s 2013 Annual Meeting of Stockholders.

Following the Company’s 2013 Annual Meeting of Stockholders, it is anticipated that:

•	Mr. Coleman will serve on the Compensation Committee, the newly-formed Executive Committee and the Nominating and Corporate Governance Committee and will chair the Nominating and Corporate Governance Committee;
•	Mr. Eberwein will serve on the Audit Committee, the Executive Committee and the Nominating and Corporate Governance Committee and will chair the Audit Committee; and
•	Mr. Eberwein will serve as Chairman of the Board.

Mr. Coleman is a private investor and technological advisor. His company, Rocky Mountain Venture Services (RMVS) has helped technology companies plan and launch of new business ventures and restructuring initiatives since 1998. He has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance and has also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications culminating in his appointment to lead its Technology Management Division. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R & D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman has served on a number of private, public, and non-profit boards and currently serves on the boards of directors of NTS, Inc., a NYSE MKT-listed broadband services and telecommunications company, where he serves as Chairman of the Strategy Advisory Committee, On Track Innovations Ltd., a Nasdaq-listed smart card company, and Aetrium Incorporated, a Nasdaq-listed equipment producer for the semiconductor industry, where he serves on the Compensation Committee. Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School. We believe Mr. Coleman’s qualifications to serve on our Board of Directors include his extensive expertise and experience in technology-related industries.

Mr. Eberwein has 20 years of Wall Street experience and is the Founder and CEO of Lone Star Value Investors, LLC, an investment firm. Prior to founding Lone Star in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of Digirad Corporation, a Nasdaq-listed medical imaging company where he serves on the Compensation, Corporate Governance and Strategic Advisory Committees. Mr. Eberwein has also served as on the board of directors of Goldfield Corporation, a NYSE MKT-listed company in the electrical construction industry, since May 2012 where he serves on the Audit Committee, NTS, Inc., a NYSE MKT-listed broadband services and telecommunications company, since December 2012 where he serves on the Compensation and Corporate Governance Committees, On Track Innovations Ltd., a Nasdaq-listed smart card company, since December 2012 where he serves as Chairman of the Compensation Committee and on the Audit Committee, and Aetrium Incorporated, a Nasdaq-listed equipment producer for the semiconductor industry, since January 2013 where he serves on the Audit and Corporate Governance Committees. Mr. Eberwein is the Treasurer and serves on the Executive Committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin. We believe that Mr. Eberwein’s qualifications to serve on our Board of Directors include his expertise in finance and experience in the investment community. Both by education and by professional experience, Mr. Eberwein has had extensive exposure to analysis of financial statements and financial reporting matters and qualifies as an “audit committee financial expert” under SEC guidelines.

Mr. Coleman and Mr. Eberwein will both receive compensation for their service as directors in accordance with the Company’s director compensation program. The Company’s non-employee directors receive quarterly payments of $6,250 in cash and $6,250 worth of options, based on the intrinsic value of the Company’s common stock on the last day of the quarter. All options granted to the directors vest immediately and have a 10-year term from the date of grant.

There was no arrangement or understanding between either Mr. Coleman or Mr. Eberwein and any other person pursuant to which they were selected as directors. There are no transactions between either Mr. Coleman or Mr. Eberwein and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

In light of the events described in Item 5.02 above, the Company intends to provide supplemental materials (the “Supplement”) to the proxy statement for its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to the record holders of its common stock at the close of business on March 22, 2013, the record date for the Annual Meeting. The Company intends to convene the meeting as scheduled on May 20, 2013 and to adjourn the Meeting immediately to be reconvened to a later date to provide the stockholders eligible to vote at the Annual Meeting additional time to review the Supplement prior to voting.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: May 3, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 3, 2013